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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm, formerly known as Ernst & Young, under the caption "Experts" and to the use of our report dated March 10, 2000, on the combined financial statements of NFC Moving Services Group for the year ended September 30, 1999 in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-96233) and related Prospectus of North American Van Lines, Inc. for the registration of $150,000,000 of its 13 3/4% Senior Subordinated Notes Due 2009.


                                                               /s/ Ernst & Young

                                                               Ernst & Young LLP


London, England
May 21, 2002